 EXHIBIT 23.3

RAJAH & TANN

Exhibit 23.3

Brilliance Group
7 Senoko South Road
Singapore 758071

SENDER'S REF	RECIPIENT'S REF	DATE	PAGE
HCH/MPE/342698/0001	-	25 September 2023	1/1

Dear Sirs,

LETTER OF CONSENT

1. INTRODUCTION

We are engaged as Singapore legal counsel to Brilliance Group (the "**Company**"), a company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Singapore in connection with the Company's registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the "**SEC**"), including all amendments or supplements thereto (the "**Registration Statement**"), under the Securities Act of 1933, as amended, relating to the public offering by the Company of its ordinary shares.

2. CONSENT

We hereby consent to the references to our name in such Registration Statement. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Rajah & Tann

Rajah & Tann Singapore LLP